Exhibit 2
                                                                       ---------


                             JOINT FILING AGREEMENT


                  JOINT FILING AGREEMENT (this "Joint Filing Agreement"), dated as of April 5, 2004, by and among Maria Asuncion Aramburuzabala Larregui, Lucrecia Aramburuzabala Larregui de Fernandez, Maria de las Nieves Fernandez Gonzalez, Antonino Fernandez Rodriguez, Carlos Fernandez Gonzalez and Banco Nacional de Mexico, S.A. as trustee of Trust No. 14520-1, a trust organized under the laws of the United Mexican States (the "Investor Trust" and collectively, the "Reporting Persons").

                               W I T N E S S E T H

                  WHEREAS, as of the date hereof, each of the Reporting Persons is filing their statement on Schedule 13D (the "Statement") with respect to the common Series A Shares, of no par value (the "A Shares"), the common Series B Shares, of no par value (the "B Shares"), the Dividend Premium Shares, of no par value (the "D Shares"), and the limited-voting Series L Shares, of no par value ("L Shares" and, together with the A Shares, the B Shares and the D Shares, the "Shares") of Grupo Televisa, S.A.;

                  WHEREAS, each of the Reporting Persons is individually eligible to file the Statement;

                  WHEREAS, each of the Reporting Persons wishes to file the
Schedule 13D and any future amendments thereto jointly and on behalf each of the Reporting Persons, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Exchange Act");

                  NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                  1. The Reporting Persons hereby agree that the Statement is, and any future amendments to the Statement will be, filed on behalf of each of the Reporting Persons pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                  2. Each of the Reporting Persons hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, such Reporting Person is responsible for the timely filing of the Statement and any future amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein, and is not responsible for the completeness and accuracy of the information concerning the other Reporting Persons contained therein, unless such Reporting Person knows or has reason to know that such information is inaccurate.

                  5. Each of the Reporting Persons hereby agrees that this Joint Filing Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                                    SIGNATURE

                  IN WITNESS WHEREOF, the parties have caused this Joint Filing Agreement to be executed by their duly authorized representative as of the day and year first above written.

                          Maria Asuncion Aramburuzabala Larregui

                          /s/ Maria Asuncion Aramburuzabala Larregui
                          ---------------------------------------------------


                          Lucrecia Aramburuzabala Larregui de Fernandez

                          /s/ Lucrecia Aramburuzabala Larregui de Fernandez
                          --------------------------------------------------



                          Maria de las Nieves Fernandez Gonzalez


                          By:  /s/ Carlos Fernandez Gonzalez
                               ----------------------------------------
                          Name:  Carlos Fernandez Gonzalez
                          Title:  Attorney-in-Fact


                          Antonino Fernandez Rodriguez

                          /s/ Antonino Fernandez Rodriguez
                          ---------------------------------------------

                          Carlos Fernandez Gonzalez

                          /s/ Carlos Fernandez Gonzalez
                          ---------------------------------------------


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                  IN WITNESS WHEREOF, the parties have caused this Joint Filing
Agreement to be executed by their duly authorized representative as of the day and year first above written.


                                   Banco Nacional de Mexico, S.A., as trustee of Trust No. 14520-1

                                   By:/s/  Emilio Fragoso Garcia
                                      ------------------------------------------
                                   Name:  Emilio Fragoso Garcia
                                   Title: Delegado Fiduciario